UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2013

CELATOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54852	20-2680869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303B College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 243-0123

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 29, 2013, we entered into a securities purchase agreement and subscription agreements with certain accredited investors for the issuance and sale in the final round of a private placement of a total of 10,430,034 shares of common stock and warrants exercisable for the purchase of 2,920,392 shares of common stock at an exercise price of $3.58 per share of common stock, with warrants to purchase 0.28 shares of common stock issued for each share of common stock purchased. The purchase price was $3.116 per share of common stock, for aggregate gross proceeds of $32.5 million. An additional 1,923,599 shares of common stock and corresponding warrants exercisable for the purchase of 1,056,898 shares of common stock at an exercise price of $3.58 per share were issued at the time of final closing to certain existing stockholders of the Company who participated in earlier closings of this financing. The warrants expire on April 29, 2020. The warrants may also be exercised by means of a “cashless exercise,” determined according to the terms of the warrants. The warrants contain customary capitalization adjustment provisions. We also adjusted previously outstanding warrants held by certain existing investors to increase the number of shares of common stock purchasable upon exercise of such warrants by an additional 161,327 shares at an exercise price of $5.21 per share.

Valence Life Sciences, LLC (“Valence”) led the final round of the financing. Roth Capital Partners, LLC and National Securities Corporation acted as co-lead placement agents in connection with the institutional investors and certain accredited investors.

Proceeds totaling $39.3 million, including $6.8 million from prior closings, have been raised in this financing and will support the late-stage clinical development of our lead investigational product, CPX-351 (cytarabine:daunorubicin) Liposome Injection. The funding is expected to fully fund our currently enrolling Phase 3 clinical study as first-line therapy in patients, 60-75 years of age, with secondary acute myeloid leukemia (AML). The Phase 3 clinical study is designed as a 300 patient, randomized, controlled study comparing CPX-351 to conventional cytarabine and daunorubicin therapy (7+3) with a primary endpoint of overall survival. The Phase 3 study is based on results from a randomized, controlled, Phase 2b study in newly diagnosed AML patients, 60-75 years of age, presented at the American Society of Clinical Oncology conference in 2011.

In connection with the securities purchase agreement and the subscription agreements, we entered into a registration rights agreement with investors in the financing. Under the registration rights agreement, we are required to use reasonable best efforts to prepare and file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), within 90 days of the closing date of the private placement, covering the resale from time to time of the shares of common stock sold in the private offering and the shares of common stock issuable upon exercise of the warrants. We are required to keep the registration statement continuously effective until the earlier of the date on which all securities covered by the registration statement have been sold or the date on which all securities covered by the registration statement may be sold without restriction pursuant to Rule 144. If we are unable to comply with certain provisions of the registration rights agreement, we will be required to pay certain liquidated damages to the investors as provided in the registration rights agreement. We agreed to bear the expenses incurred in complying with the registration rights agreement. The registration rights agreement also contains customary indemnification provisions.

Pursuant to the securities purchase agreement, as long as Valence continues to hold at least one-third of the shares purchased by it under the securities purchase agreement, and unless terminated earlier as provided below, Valence has the right to designate one director to our board of directors.

Valence has designated Scott Morenstein as its initial designee, who we appointed to our board of directors on April 29, 2013. Valence and its affiliates purchased an aggregate of 4,011,552 shares of common stock and related warrants in the private placement. The securities purchase agreement also provides for the appointment of two additional directors to our board, both of whom must be satisfactory to Valence as long as Valence continues to hold at least one-third of the shares purchased by it under the securities purchase agreement and both of whom must have significant pharmaceutical or biotechnology management experience and satisfy director independence standards. The holders of at least a majority of the shares purchased under the securities purchase agreement have the right to designate one of these additional directors and the majority of the members of our board of directors has the right to designate one of these additional directors. No persons have been designated for these two directorships as of the date of this Form 8-K. We must use our reasonable best efforts to nominate these designees on all matters relating to the election of our directors. The investors under the securities purchase agreement and certain of our existing stockholders have agreed to vote the shares of our common stock owned by them, respectively, to elect the three designees. These obligations terminate on the later to occur of (i) as to each designated director, at the end of the director’s initial term of office or (ii) as to all designated directors, the date our common stock is listed on a trading market, as defined in the securities purchase agreement.

The foregoing descriptions of the securities purchase agreement, the warrants, the registration rights agreement and the transactions in those agreements and instruments are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits to this Form 8-K. Such agreements and instruments are not intended to provide any other factual information about us. The transaction documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they are made only as of the respective dates of such documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of such documents, and such subsequent information may not be fully reflected in our public disclosures.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. Each investor represented the investor was an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and, accordingly, our issuance of the securities pursuant to the securities purchase agreement and the subscription agreements was made in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated under Regulation D as a transaction not involving a public offering. No advertising or general solicitation was employed in the private placement, and the securities may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate “restricted securities” legend is being placed on the securities issued pursuant to the purchase agreement and the subscription agreements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2013, our board of directors appointed Scott Morenstein as a director of the company. Mr. Morenstein joined Caxton Advantage Venture Partners, the predecessor to Valence, in 2007, and was promoted to managing director in 2012. Mr. Morenstein has over 13 years of experience in the life sciences industry. He was previously a director of the board of Gemin X Pharmaceuticals until its acquisition by Cephalon (now Teva Pharmaceutical). While at Caxton Advantage,

Mr. Morenstein was also responsible for the fund’s investments in Sunesis Pharmaceuticals and ArQule. Prior to joining Caxton Advantage, Mr. Morenstein was an investment banker and founding member of Seaview Securities, a boutique investment bank focused on life sciences mergers and acquisitions and private placements. Previously, Mr. Morenstein was also a healthcare investment banker and equity research analyst covering the biotechnology sector at Lehman Brothers. Mr. Morenstein received a BA from the University of Pennsylvania with a degree in the Biological Basis of Behavior with a Concentration in the Physiology of Neural Systems and an MBA from Harvard Business School. Mr. Morenstein was appointed to our board pursuant to the provisions of the securities purchase agreement, as described in Item 1.01, which we incorporate by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

4.1	Form of Warrant.

10.1	Securities Purchase Agreement dated April 29, 2013 among the Company and the purchasers listed therein

10.2	Registration Rights Agreement dated April 29, 2013 among the Company and the investors listed therein

99.1	Press Release dated April 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELATOR PHARMACEUTICALS, INC.

By:	/s/ Fred M. Powell
Fred M. Powell, Vice President and Chief Financial Officer

Date: May 3, 2013